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                                                                    EXHIBIT 23.5


                         CONSENT OF JAMES D. HARPER JR.


        I consent to the use of my name as a Trustee Nominee in the section "Management" in the Registration Statement, SEC File No. 333-26629 and all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein, of Equity Office Properties Trust.


                                        /s/James D. Harper Jr.
                                        -----------------------
                                        James D. Harper Jr.

June 13, 1997